As filed with the Securities and Exchange Commission on May 22, 2006
Registration No. 333-126428

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Town Sports International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7997	20-0640002
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

888 Seventh Avenue (25th Floor)
New York, New York 10106
(212) 246-6700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Giardina
Chief Executive Officer
Town Sports International Holdings, Inc.
888 Seventh Avenue (25th Floor)
New York, New York 10106
(212) 246-6700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julie M. Allen, Esq.	William M. Hartnett, Esq.
James P. Gerkis, Esq.	Cahill Gordon & Reindel llp
Proskauer Rose LLP	80 Pine Street
1585 Broadway	New York, New York 10005
New York, New York 10036	Telephone: (212) 701-3000
Telephone: (212) 969-3000	Facsimile: (212) 269-5420
Facsimile: (212) 969-2900

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Registration
Registered	Registered(1)	Per Share(2)	Price(2)	Fee(3)

Common Stock, par value $0.001 per share	11,500,000	$18.00	$207,000,000	$23,994.75

(1)	Includes 2,352,941 shares for the account of selling stockholders. Also includes 1,500,000 shares which may be sold for the account of selling stockholders pursuant to the underwriters’ over allotment option.

(2)	Estimated solely for the purpose of the registration fee for this offering in accordance with Rule 457(a) of the Securities Act.

(3)	This amount has been paid previously.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      Town Sports International Holdings, Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-126428) for the purpose of filing certain exhibits to the Registration Statement. Amendment No. 3 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution
      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered.

Amount to
be Paid

SEC registration fee	$23,995
NASD filing fee	21,200
NASDAQ National Market listing fee	100,000
Legal fees and expenses	1,100,000
Accounting fees and expenses	150,000
Printing and engraving expenses	300,000
Blue Sky fees and expenses	50,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous	785,000

Total	$2,550,195

Item 14.	Indemnification of Directors and Officers
      The registrant’s amended and restated certificate of incorporation in effect as of the date hereof and the registrant’s certificate of incorporation to be in effect upon the closing of this offering (the “Certificate”) provide that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant that is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for any breach of the director’s duty of loyalty to the registrant or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The registrant intends to obtain liability insurance for its officers and directors.
      Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the registrant shall, to the fullest extent permitted by the DGCL, fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer or trustee of or, in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action, suit or proceeding and any appeal therefrom.
      Before the closing of the offering, the registrant intends to enter into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Certificate. The registrant believes that these agreements are necessary to attract and retain qualified directors and executive officers.
      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate or the aforementioned indemnification agreements. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15.	Recent Sales of Unregistered Securities
      All common stock share numbers have been adjusted to reflect a 14-for-1 stock split to be effected prior to the closing of the offering to which this Registration Statement relates.
      In 2002, TSI, Inc. issued 71,630 shares of common stock upon the exercise of warrants.
      In January 2003, an executive officer of TSI, Inc. exercised 9,530 Series B options at an exercise price of $10 per share, and the underlying shares were concurrently repurchased by TSI, Inc. In February 2003, certain executive officers of TSI, Inc. exercised options to purchase 148,775 shares of Series B preferred stock, by forfeiting an aggregate of 42,508 shares to acquire an aggregate net of 106,267 shares.
      On January 26, 2004, TSI, Inc. issued 71,631 shares of common stock upon the exercise of warrants.
      On February 4, 2004, TSI, Inc. and affiliates and TSI Holdings, a newly formed company, entered into a restructuring agreement. In connection with this restructuring, the holders of TSI, Inc.’s Series A Preferred Stock, Series B Preferred Stock and Class A Common stock contributed their shares of TSI, Inc. to TSI Holdings for an equal amount of newly issued shares of the same form in TSI Holdings. Immediately following this exchange TSI Holdings contributed to TSI, Inc. the certificates representing all of TSI, Inc.’s shares contributed in the aforementioned exchange and in return TSI, Inc. issued 1,000 shares of common stock to TSI Holdings, and cancelled on its books and records the certificate representing TSI, Inc.’s shares contributed to it by TSI Holdings.
      On March 12, 2004, TSI Holdings issued 917,504 shares of common stock upon the exercise of stock options. TSI Holdings received $539 in cash related to these exercises.
      All issuances were made under the exemption from registration provided by Section 4(2) of the Securities Act, because they did not involve any public offering.

Item 16.	Exhibits and Financial Statement Schedules
      (a) Exhibits.

Exhibit Number		Description of Exhibit

1	.1*	Form of Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4, File. No. 333-114210 (the “S-4 Registration Statement”))
3	.2*	Form of Certificate of Incorporation to be in effect upon closing of this offering
3.3		Bylaws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the S-4 Registration Statement)

Exhibit Number		Description of Exhibit

3	.4*	Form of Bylaws to be in effect upon closing of this offering
4.1		Indenture dated as of April 16, 2003 by and among Town Sports International, Inc., the guarantors party thereto and The Bank of New York (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4, File No. 333-105881, of Town Sports International, Inc. (the “TSI S-4 Registration Statement”))
4.2		Supplemental Indenture dated as of May 12, 2006 by and between Town Sports International, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed May 15, 2006)
4.3		Indenture dated as of February 4, 2004 by and among Town Sports International Holdings, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 of the S-4 Registration Statement)
4.4		Registration Rights Agreement, dated as of February 4, 2004, by and between Town Sports International Holdings, Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 of the S-4 Registration Statement)
4	.5*	Form of Common Stock Certificate
4.6		See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock
5	.1*	Opinion of Proskauer Rose LLP
10.1		Credit Agreement dated as of April 16, 2003 by and among Town Sports International, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 10.1 of the TSI S-4 Registration Statement)
10.2		First Amendment, dated as of January 27, 2004, to the Credit Agreement by and among Town Sports International, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 10.2 of the S-4 Registration Statement)
10.3		Second Amendment and Consent, dated as of May 18, 2006, to the Credit Agreement by and among Town Sports International, Inc., Town Sports International Holdings, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed May 19, 2006)
10.4		Restructuring Agreement, dated as of February 4, 2004, by and among Town Sports International, Inc., Town Sports International Holdings, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.3 of the S-4 Registration Statement)
10.5		Stockholders Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., Bruckmann, Rosser, Sherrill & Co., L.P. the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.4 of the S-4 Registration Statement)
10.6		Amendment No. 1 to the Stockholders Agreement and Consent Agreement dated March 23, 2006 (incorporated by reference to Exhibit 10.20 of the 2005 10-K)
10	.7*	Amendment No. 2 to the Stockholders Agreement dated May 22, 2006

Exhibit Number		Description of Exhibit

10.8		Registration Rights Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.5 of the S-4 Registration Statement)
10.9		Amendment No. 1 to the Registration Rights Agreement dated as of March 23, 2006 (incorporated by reference to Exhibit 10.21 of the 2005 10K)
10.10		Tax Sharing Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., and the other signatories thereto (incorporated by reference to Exhibit 10.6 of the S-4 Registration Statement)
10.11		Pledge Agreement, dated as of February 4, 2004, between Town Sports International Holdings, Inc. and Deutsche Bank Trust Company Americas, as collateral agent, for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 10.8 of the S-4 Registration Statement)
10.12		Security Agreement, dated as of February 4, 2004, made by Town Sports International Holdings, Inc., in favor of Deutsche Bank Trust Company Americas, as collateral agent, for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 10.9 of the S-4 Registration Statement)
10.13		Holdco Guaranty, dated as of February 4, 2004, made by Town Sports International Holdings, Inc (incorporated by reference to Exhibit 10.10 of the S-4 Registration Statement)
10.14		Guaranty of 9 5/8 % Senior Notes due 2011 issued by Town Sports International, Inc. made by Town Sports International Holdings, Inc. dated September 21, 2004 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Town Sports International, Inc. filed September 22, 2004)
10.15		Professional Services Agreement, dated as of December 10, 1996, by and among TSI, Inc. and Bruckmann, Rosser, Sherrill & Co., L.P. (“BRS”) (incorporated by reference to Exhibit 10.11 of the S-4 Registration Statement)
10.16		First Amendment to Professional Services Agreement, dated June 1, 2004, by and between Town Sports International Inc., and Bruckmann, Rosser, Sherrill and Co. (incorporated by reference to Exhibit 10.12 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
10.17		Purchase Agreement dated as of January 28, 2004 by and among Town Sports International Holdings, Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.17 of the S-4 Registration Statement)
10.18		2003 Executive Stock Agreement, dated July 23, 2003, among TSI, Inc., BRS, the Farallon Entities and Randall C. Stephen (incorporated by reference to Exhibit 10.12 of the S-4 Registration Statement)
10.19		Form of Executive Stock Agreement, dated as of February 4, 2004, between Town Sports International Holdings, Inc., BRS, the Farallon Entities and each of Mark Smith, Robert Giardina, Richard Pyle, Alex Alimanestianu, and Randall Stephen, respectively (incorporated by reference to Exhibit 10.17 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”))
10.20		2004 Common Stock Option Plan (incorporated by reference to Exhibit 10.7 of the S-4 Registration Statement)
10	.21*	2006 Stock Incentive Plan
10	.22*	2006 Annual Performance Bonus Plan

Exhibit Number		Description of Exhibit

10.23		Separation Agreement and General Release between Mark Smith and Town Sports International Holdings, Inc. dated March 23, 2006 (incorporated by reference to Exhibit 10.18 of the 2005 10-K)
10.24		Equity Agreement between Mark Smith and Town Sports International Holdings, Inc. dated March 23, 2006 (incorporated by reference to Exhibit 10.19 of the 2005 10-K)
10	.25*	Form of Director and Officer Indemnification Agreement
21		Subsidiaries (incorporated by reference to Exhibit 21 of the 2005 10-K)
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Squire, Lemkin + O’Brien LLP
23	.3*	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this registration statement)
24	.1**	Powers of Attorney

*	Filed herewith.

**	Previously filed.

(b)	Financial Statement Schedules. None.

Item 17.	Undertakings
      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes that:
      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.
      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of May, 2006.

TOWN SPORTS INTERNATIONAL
HOLDINGS, INC.

By:	/s/ ROBERT J. GIARDINA

Robert J. Giardina
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 22, 2006.

Signature		Title

/s/ ROBERT J. GIARDINA Robert J. Giardina		Chief Executive Officer and Director (Principal Executive Officer)

/s/ RICHARD G. PYLE Richard G. Pyle		Chief Financial Officer (Principal Financial and Accounting Officer)

* Keith E. Alessi		Director

* Paul N. Arnold		Chairman of the Board of Directors

* Bruce C. Bruckmann		Director

* J. Rice Edmonds		Director

* Jason M. Fish		Director

*By:	/s/ RICHARD G. PYLE Richard G. Pyle Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit

1	.1*	Form of Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4, File. No. 333-114210 (the “S-4 Registration Statement”))
3	.2*	Form of Certificate of Incorporation to be in effect upon closing of this offering
3.3		Bylaws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the S-4 Registration Statement)
3	.4*	Form of Bylaws to be in effect upon closing of this offering
4.1		Indenture dated as of April 16, 2003 by and among Town Sports International, Inc., the guarantors party thereto and The Bank of New York (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4, File No. 333-105881, of Town Sports International, Inc. (the “TSI S-4 Registration Statement”))
4.2		Supplemental Indenture dated as of May 12, 2006 by and between Town Sports International, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed May 15, 2006)
4.3		Indenture dated as of February 4, 2004 by and among Town Sports International Holdings, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 of the S-4 Registration Statement)
4.4		Registration Rights Agreement, dated as of February 4, 2004, by and between Town Sports International Holdings, Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 of the S-4 Registration Statement)
4	.5*	Form of Common Stock Certificate
4.6		See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock
5	.1*	Opinion of Proskauer Rose LLP
10.1		Credit Agreement dated as of April 16, 2003 by and among Town Sports International, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 10.1 of the TSI S-4 Registration Statement)
10.2		First Amendment, dated as of January 27, 2004, to the Credit Agreement by and among Town Sports International, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 10.2 of the S-4 Registration Statement)
10.3		Second Amendment and Consent, dated as of May 18, 2006, to the Credit Agreement by and among Town Sports International, Inc., Town Sports International Holdings, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed May 19, 2006)
10.4		Restructuring Agreement, dated as of February 4, 2004, by and among Town Sports International, Inc., Town Sports International Holdings, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.3 of the S-4 Registration Statement)

Exhibit Number		Description of Exhibit

10.5		Stockholders Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., Bruckmann, Rosser, Sherrill & Co., L.P. the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.4 of the S-4 Registration Statement)
10.6		Amendment No. 1 to the Stockholders Agreement and Consent Agreement dated March 23, 2006 (incorporated by reference to Exhibit 10.20 of the 2005 10-K)
10	.7*	Amendment No. 2 to the Stockholders Agreement dated May 22, 2006
10.8		Registration Rights Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., the individuals and entities listed on the BRS Co-Investor Signature Pages thereto, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., RR Capital Partners, L.P., and Farallon Capital Institutional Partners II, L.P., Canterbury Detroit Partners, L.P., Canterbury Mezzanine Capital, L.P., Rosewood Capital, L.P., Rosewood Capital IV, L.P., Rosewood Capital IV Associates, L.P., CapitalSource Holdings LLC, Keith E. Alessi, Paul N. Arnold, and certain stockholders of the Company listed on the Executive Signature Pages thereto (incorporated by reference to Exhibit 10.5 of the S-4 Registration Statement)
10.9		Amendment No. 1 to the Registration Rights Agreement dated as of March 23, 2006 (incorporated by reference to Exhibit 10.21 of the 2005 10K)
10.10		Tax Sharing Agreement, dated as of February 4, 2004, by and among Town Sports International Holdings, Inc., Town Sports International, Inc., and the other signatories thereto (incorporated by reference to Exhibit 10.6 of the S-4 Registration Statement)
10.11		Pledge Agreement, dated as of February 4, 2004, between Town Sports International Holdings, Inc. and Deutsche Bank Trust Company Americas, as collateral agent, for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 10.8 of the S-4 Registration Statement)
10.12		Security Agreement, dated as of February 4, 2004, made by Town Sports International Holdings, Inc., in favor of Deutsche Bank Trust Company Americas, as collateral agent, for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 10.9 of the S-4 Registration Statement)
10.13		Holdco Guaranty, dated as of February 4, 2004, made by Town Sports International Holdings, Inc (incorporated by reference to Exhibit 10.10 of the S-4 Registration Statement)
10.14		Guaranty of 9 5/8 % Senior Notes due 2011 issued by Town Sports International, Inc. made by Town Sports International Holdings, Inc. dated September 21, 2004 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Town Sports International, Inc. filed September 22, 2004)
10.15		Professional Services Agreement, dated as of December 10, 1996, by and among TSI, Inc. and Bruckmann, Rosser, Sherrill & Co., L.P. (“BRS”) (incorporated by reference to Exhibit 10.11 of the S-4 Registration Statement)
10.16		First Amendment to Professional Services Agreement, dated June 1, 2004, by and between Town Sports International Inc., and Bruckmann, Rosser, Sherrill and Co. (incorporated by reference to Exhibit 10.12 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
10.17		Purchase Agreement dated as of January 28, 2004 by and among Town Sports International Holdings, Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.17 of the S-4 Registration Statement)

Exhibit Number		Description of Exhibit

10.18		2003 Executive Stock Agreement, dated July 23, 2003, among TSI, Inc., BRS, the Farallon Entities and Randall C. Stephen (incorporated by reference to Exhibit 10.12 of the S-4 Registration Statement)
10.19		Form of Executive Stock Agreement, dated as of February 4, 2004, between Town Sports International Holdings, Inc., BRS, the Farallon Entities and each of Mark Smith, Robert Giardina, Richard Pyle, Alex Alimanestianu, and Randall Stephen, respectively (incorporated by reference to Exhibit 10.17 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”))
10.20		2004 Common Stock Option Plan (incorporated by reference to Exhibit 10.7 of the S-4 Registration Statement)
10	.21*	2006 Stock Incentive Plan
10	.22*	2006 Annual Performance Bonus Plan
10.23		Separation Agreement and General Release between Mark Smith and Town Sports International Holdings, Inc. dated March 23, 2006 (incorporated by reference to Exhibit 10.18 of the 2005 10-K)
10.24		Equity Agreement between Mark Smith and Town Sports International Holdings, Inc. dated March 23, 2006 (incorporated by reference to Exhibit 10.19 of the 2005 10-K)
10	.25*	Form of Director and Officer Indemnification Agreement
21		Subsidiaries (incorporated by reference to Exhibit 21 of the 2005 10-K)
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Squire, Lemkin + O’Brien LLP
23	.3*	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this registration statement)
24	.1**	Powers of Attorney

*	Filed herewith.

**	Previously filed.